SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2001

SCICLONE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-19825 (Commission File No.)	94-3116852 (IRS Employer Identification No.)

901 Mariner’s Island Boulevard, Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 358-3456

Item 5. Other Events.

     On July 27, 2001, the Board of Directors of SciClone Pharmaceuticals, Inc. (the “Company”) amended and restated Article II, Section 2.2 and added new Sections 2.14, 2.15 and 2.16 to the Bylaws of the Company to set forth specific provisions regulating the conduct of stockholders’ meetings and the business that may be transacted at annual meetings. In addition, the Board of Directors added a new Article III, Section 3.12 to set forth specific provisions regulating the nomination of candidates for the Board of Directors.

Item 7. Financial Statements and Exhibits.

     The Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3(ii).1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.

Date: September 17, 2001	By:	/s/ Richard A. Waldron

Richard A. Waldron Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

3(ii).1	Amended and Restated Bylaws of SciClone Pharmaceuticals, Inc.

4